EXHIBIT 4.11
             WAIVER AND AMENDMENT TO CREDIT AGREEMENT

          WAIVER AND AMENDMENT TO CREDIT AGREEMENT dated as of March 25, 1997 (this "Waiver and Amendment"), among American Bank Note Company, a New York corporation ("ABN"), American Bank Note Holographics, Inc., a Delaware corporation (together with ABN, the "Borrowers"), American Banknote Corporation, a Delaware corporation ("ABNC"), the Guarantors (the "Guarantors") named in the Credit Agreement (as hereinafter defined), the lenders (the "Lenders") named in Schedule 2.01 to the Credit Agreement and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York banking corporation, as agent (in such capacity, the "Agent") for the Lenders.

          WHEREAS, the Borrowers, ABNC, the Guarantors, the
Lenders and the Agent are party to the Credit Agreement dated as of January 29, 1996 (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit
Agreement");

          WHEREAS, the Borrowers have requested that the Required
Lenders amend and waive certain provisions of the Credit
Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit
Agreement.

          2. Amendments to Credit Agreement. Subject to the conditions as to effectiveness set forth in Paragraph 5 of this Waiver and Amendment, the Credit Agreement is hereby amended as follows:

               Section 10.01(a) of the Credit Agreement is hereby amended by deleting the phrase "(i) Total Availability shall be less than $5,000,000" wherever it appears therein and substituting therefor the phrase "(i) Total Availability shall be less than $2,500,000".

          3. Waivers to Credit Agreement. Subject to the conditions as to effectiveness set forth in Paragraph 5 of this Waiver and Amendment, the Lenders hereby waive the requirement set forth in Section 7.07 of the Credit Agreement that Capital Expenditures for the Fiscal Year ending December 31, 1996 not exceed $1,900,000 provided that Capital Expenditures for such Fiscal Year did not exceed $3,597,000.

          4. Representations and Warranties. Each of the Borrowers hereby jointly and severally represents and warrants as of the date hereof, after giving effect to the amendments and waivers set forth in Paragraphs 2 and 3 of this Amendment, as follows (which representations and warranties shall survive the execution and delivery of this Amendment and Waiver):
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               (a)  All representations and warranties contained
in the Credit Agreement and each of the other Loan Documents are true and correct as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

               (b) Each of the Loan Parties has the power to execute, deliver and carry out the terms and provisions of this Waiver and Amendment.

               (c)  This Waiver and Amendment has been duly
executed and delivered and constitutes the legal, valid and binding obligation of each Loan Party, and is enforceable in accordance with its terms.

               (d) No event has occurred and is continuing which constitutes or would constitute, with the giving of notice or the lapse of time or both, a Default or an Event of Default under the Credit Agreement.

          5. Conditions Precedent. Notwithstanding any term or provision of this Waiver and Amendment to the contrary, Paragraphs 2 and 3 hereof shall not become effective until the Agent shall have determined that each of the following conditions precedent shall have been satisfied:

               (a) All required corporate actions in connection with the execution and delivery of this Waiver and Amendment shall have been taken, and each shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action that the Agent may reasonably request, to be certified by the appropriate corporate person or government authorities.

               (b) All fees, costs and expenses of the Agent in connection with this Waiver and Amendment, including, without limitation, reasonable fees, costs and expenses of counsel to the Agent, shall have been paid in full to the persons entitled thereto in immediately available funds.

               (c) All representations and warranties made by the Borrowers contained in Paragraph 4 hereof shall be true and correct with the same effect as though such representations and warranties had been made on the date of effectiveness of the amendments and waivers contained in this Waiver and Amendment after giving effect to such amendments and waivers (unless any such representation or warranty speaks expressly to an earlier date).

               (d) Counterparts of this Waiver and Amendment shall have been duly executed and delivered on behalf of the Borrowers, ABNC, the Guarantors, the Lenders and the Agent.
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               (e)  The Agent shall have received a Waiver and
Amendment fee in the amount of $5,000.

          6. References to Credit Agreements. The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the effective date of the amendments contained herein as determined in accordance with Paragraph 5 hereof, the Credit Agreement as amended by this Waiver and Amendment.

          7. Continued Effectiveness. Except for the specific waivers set forth in Paragraph 3 hereof, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any Default or Event of Default under, the Credit Agreement, and each of the parties hereto agrees that, as amended by this Waiver and Amendment, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect from and after the date of this Waiver and Amendment.

          8. Counterparts. This Waiver and Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Waiver and Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver and Amendment.

          9. Governing Law. This Waiver and Amendment shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof).

          IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              AMERICAN BANK NOTE COMPANY, as
                              a Borrower and Guarantor
                              By  s/ Ward AW Urban
                              Vice President and Treasurer
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                              AMERICAN BANK NOTE
                              HOLOGRAPHICS, INC., as a Borrower
                              and Guarantor
                              By  s/ Ward AW Urban
                              Vice President and Treasurer


                              AMERICAN BANKNOTE CORPORATION
                              By  s/ Ward AW Urban
                              Vice President and Treasurer

                              UNITED STATES BANKNOTE COMPANY
                              L.P., as a Guarantor
                              By  s/ Ward AW Urban
                              Vice President and Treasurer

                                   By:  AMERICAN BANK NOTE
                                   COMPANY, its general partner
                              By  s/ Ward AW Urban
                              Vice President and Treasurer

                              HORSHAM HOLDING COMPANY, INC., AS
                              a Guarantor
                              By  s/ Ward AW Urban
                              Vice President and Treasurer

                              ABN SECURITY SYSTEMS, INC., as a
                              Guarantor
                              By  s/ Ward AW Urban
                              Vice President and Treasurer

                              THE CHASE MANHATTAN BANK (formerly
                              known as Chemical Bank), as Agent
                              and a Lender
                              By: s/KanakKapur
                                   Assistant Vice President